SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-KSB


                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 1998
                                                  -------------

                               ECB BANCORP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

     NORTH CAROLINA                                              56-2090738
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)



HWY. 264
POST OFFICE BOX 337
ENGELHARD, NORTH CAROLINA                    27824
--------------------------------------------------------
(Address of principal executive offices)   (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (252) 925-9411
                                                    --------------

 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      Registrant was incorporated on March 4, 1998, by and at the direction of the Board of Directors of The East Carolina Bank (the "Bank") for the purpose of acquiring the Bank and serving as the Bank's parent bank holding company. Following its incorporation, Registrant conducted no business or operations other than those activities related to its acquisition of the Bank.

      Effective at 5:01 P.M. on July 22, 1998 (the "Effective Time"), the Bank became the wholly-owned subsidiary of Registrant in a transaction (the "Reorganization") effected in accordance with the terms of an Agreement and Plan of Reorganization and Merger dated March 10, 1998 (the "Agreement"). The Agreement previously had been approved by the Bank's shareholders at a special meeting held on May 13, 1998. Pursuant to the Agreement, at the Effective Time an interim bank subsidiary of Registrant (formed for the sole purpose of facilitating the Reorganization) was merged into the Bank, each of the 1,780,254 outstanding shares of the Bank's $3.50 par value common stock formerly held by its shareholders (as adjusted for a 3-for-1 stock split in the Bank's common stock which became effective immediately prior to the Reorganization) was automatically converted into one newly issued share of Registrant's $3.50 par value common stock, and Registrant became the sole shareholder of the Bank. As a result of the Reorganization, Registrant's current shareholders consist of the former shareholders of the Bank. Following the Effective Time, shareholders will receive certificates evidencing their shares of Registrant's common stock in exchange for and upon the proper surrender of their Bank certificates.

      The Bank is a North Carolina chartered commercial bank which was incorporated and commenced banking operations during 1919 and which engages in a general commercial and consumer banking business. The Bank's main banking office is located on Hwy. 264 in Engelhard, North Carolina. Its operations are primarily retail oriented and are aimed at individuals and small to medium-sized businesses located in its market area. The Bank's deposits are insured by the Federal Deposit Insurance Corporation and are derived primarily from customers located within its market area.

      As provided in the Commission's Rule 12g-3(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), Registrant's $3.50 par value common stock is deemed to be registered under Section 12(g) of the Exchange Act.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            The following financial statements of The East Carolina Bank are filed herewith:

            (1)    Independent Auditors' Report

            (2) Consolidated Balance Sheets as of June 30, 1998 (unaudited), and as of December 31, 1997 and 1996

            (3) Consolidated Statements of Income for the six month periods ended June 30, 1998 and 1997(unaudited), and for each of the years in the three-year period ended December 31, 1997

            (4) Consolidated Statements of Changes in Shareholders' Equity for the six months ended June 30, 1998 (unaudited), and for each of the years in the three-year period ended December 31, 1997

            (5) Consolidated Statements of Cash Flows for the six month periods ended June 30, 1998 and 1997 (unaudited), and for each of the years in the three-year period ended December 31, 1997

            (6)   Notes to Consolidated Financial Statements

      (B) SUPPLEMENTAL FINANCIAL STATEMENTS. The following financial statements of Registrant (which have been restated to give retroactive effect to Registrant's acquisition of The East Carolina
            Bank) are filed herewith:

            (1)   Independent Auditors' Report

            (2) Supplemental Consolidated Balance Sheets as of June 30, 1998 (unaudited), and as of December 31, 1997 and 1996

            (3) Supplemental Consolidated Statements of Income for the six month periods ended June 30, 1998 and 1997 (unaudited), and for each of the years in the three-year period ended December 31, 1997

            (4) Supplemental Consolidated Statements of Changes in Shareholders' Equity for the six months ended June 30, 1998 (unaudited), and for each of the years in the three-year period ended December 31, 1997

            (5) Supplemental Consolidated Statements of Cash Flows for the six month periods ended June 30, 1998 and 1997 (unaudited), and for each of the years in the three-year period ended
                  December 31, 1997

            (6)   Notes to Supplemental Consolidated  Financial Statements

      (C) EXHIBITS. The exhibits filed herewith are listed on the Exhibit Index appearing immediately following the signature page of this Report, and such listing is incorporated herein by reference

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
The East Carolina Bank:


We have audited the accompanying consolidated balance sheets of The East Carolina Bank and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The East Carolina Bank and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in note 7 to the consolidated financial statements, on January 1, 1995, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, EMPLOYER'S ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN
PENSIONS.



                                                   /s/ KPMG Peat Marwick LLP



Raleigh, North Carolina
February 4, 1998, except
   note 15 which is as of July 22, 1998

                     THE EAST CAROLINA BANK AND SUBSIDIARIES

                           Consolidated Balance Sheets



                                                               June 30, 1998             December 31,
                                                                                     ------------------
             Assets                                             (Unaudited)         1997            1996
             ------                                             -----------         ----            ----

Non-interest bearing deposits and cash (note 11)           $    15,525,442       8,280,694       7,861,625
Federal funds sold                                               1,850,000       4,425,000       6,550,000
                                                                -----------      ----------      ----------
      Total cash and cash equivalents                           17,375,442      12,705,694      14,411,625
                                                                -----------      ----------      ----------

Investment securities (note 2):
  Available-for-sale (cost: $43,292,953, $46,655,155
   and $34,435,638, respectively)                               43,855,081      47,119,973      34,588,505

Loans (note 3)                                                 130,963,770     121,208,810     112,655,981
Allowance for possible loan losses (note 4)                     (2,690,474)     (2,660,000)     (2,400,000)
                                                                -----------      ----------    -----------
        Loans, net                                             128,273,296     118,548,810     110,255,981
                                                               -----------     ------------    -----------

Real estate acquired in settlement of loans, net                   -               340,000           -
Real estate held for sale, net                                     -               150,000         200,000
Federal Home Loan Bank common stock, at cost                       564,800         503,000           -
Bank premises and equipment, net (note 5)                        6,316,325       6,266,283       5,538,229
Accrued interest receivable                                      2,106,461       1,922,814       1,519,320
Other assets (note 6)                                              618,630         671,148         703,934

                                                            $  199,110,035     188,227,722     167,217,594
                                                               ===========     ===========     ===========

    Liabilities and Shareholders' Equity
    ------------------------------------

Deposits (note 9):
   Demand, noninterest bearing                                  41,488,495      31,897,001      27,211,047
   Demand, interest bearing                                     41,426,399      41,256,397      39,052,101
   Savings                                                      14,509,606      14,712,835      15,153,369
   Time                                                         83,393,054      83,042,628      69,919,045
                                                               -----------      ----------      ----------
      Total deposits                                           180,817,554     170,908,861     151,335,562
                                                               -----------     -----------     -----------

Accrued interest payable                                           771,003         698,997         583,732
Postretirement benefit liability (note 7)                          527,640         515,640         473,640
Other liabilities (note 7)                                         314,413         390,931         575,114
                                                               -----------     -----------       ---------
      Total liabilities                                        182,430,610     172,514,429     152,968,048
                                                               -----------     -----------     -----------

Shareholders' equity (notes 14 and 15):
  Common stock, par value $3.50 per share; authorized
   10,000,000 shares; issued and outstanding 1,780,254
   shares at June 30, 1998, December 31, 1997 and 1996           6,230,889       6,230,889       6,230,889
  Capital surplus                                                3,200,000       3,200,000       3,200,000
  Retained earnings                                              6,877,531       5,975,624       4,717,766
  Unrealized gain on available-for-sale securities, net            371,005         306,780         100,891
                                                                 ---------       ---------       ---------
      Total shareholders' equity                                16,679,425      15,713,293      14,249,546
                                                                ==========      ==========      ==========

Commitments and contingencies (note 12)

                                                            $  199,110,035      188,227,722    167,217,594
                                                               ===========      ===========    ===========


See accompanying notes to consolidated financial statements.

                     THE EAST CAROLINA BANK AND SUBSIDIARIES

                        Consolidated Statements of Income



                                                         Six months
                                                        ended June 30,
                                                         (Unaudited)                     Year ended December 31,
                                                -----------------------------------------------------------------------
                                                  1998           1997             1997            1996          1995
                                                  ----           ----             ----            ----          ----

Interest income:
  Interest and fees on loans                $  5,819,440       5,336,974       10,887,327      9,521,265      8,754,549
  Interest on investment securities:
   Interest exempt from federal income taxes     361,933         228,337          511,653        472,206        469,306
   Taxable interest income                       900,724         845,587        1,749,612      1,918,789      2,207,869
  Interest on federal funds sold                  83,027         187,639          490,623        301,265        371,806
      Total interest income                    7,165,124       6,598,537       13,639,215     12,213,525     11,803,530
Interest expense:
  Deposits (note 9):
   Demand accounts                               313,841         347,918          698,635        699,138        804,115
   Savings                                       144,501         151,035          308,012        328,029        407,471
   Time                                        2,206,847       2,130,914        4,357,110      3,804,230      3,995,593
  Other                                            7,637             786              786          9,459          8,746
                                               ---------       ---------        ---------      ---------      ---------
      Total interest expense                   2,672,826       2,630,653        5,364,543      4,840,856      5,215,925
      Net interest income                      4,492,298       3,967,884        8,274,672      7,372,669      6,587,605
Provision for possible loan losses (note 4)      120,000         210,000          353,513        496,914        515,066
                                               ---------       ---------        ---------      ---------     ----------
      Net interest income after provision for
        possible loan losses                   4,372,298       3,757,884        7,921,159      6,875,755      6,072,539
                                               ---------       ---------        ---------      ---------      ---------

Other income:
  Service charges on deposit accounts            659,564         675,668        1,391,136      1,102,866        982,601
  Other service charges and fees                 262,432         225,506          524,638        419,128        516,890
  Net gain (loss) on sale of securities             -                -                -            5,662         (4,663)
  Net gain on sale of real estate acquired
     in settlement of loans
     and real estate held for sale                 6,476             -                -          110,960          3,400
  Other operating income                          13,059          18,095           30,293         79,448        171,290
                                               ---------        ---------        --------        -------       ---------
        Total other income                       941,531         919,269        1,946,067      1,718,064      1,669,518
                                               ---------        ---------       ---------      ---------      ---------

Other expenses:
  Salaries                                     1,566,250       1,442,548        2,938,570      2,770,184      2,624,186
  Retirement and other employee benefits
   (note 7)                                      482,093         442,191          971,474        939,505        619,020
  Occupancy                                      347,768         294,152          623,134        549,613        478,113
  Equipment                                      417,114         338,450          768,244        563,478        500,123
  Deposit insurance premiums                      10,158          14,147           24,589          1,500        190,055
  Professional fees                              178,699          66,219          209,038        198,298        271,588
  Supplies                                       121,522         106,527          221,978        183,942        153,933
  Telephone                                      137,350          96,636          216,821        176,034        193,260
  Postage                                         84,557          74,682          150,311        143,458        133,325
  Other operating expenses                       796,411         577,322        1,419,816      1,259,044      1,004,271
        Total other expenses                   4,141,922       3,452,874        7,543,975      6,785,056      6,167,874
                                               ---------       ---------        ---------      ---------      ---------

        Income before income taxes and
           cumulative effect of a change
           in accounting for
           postretirement benefits             1,171,907       1,224,279        2,323,251      1,808,763      1,574,183

Income taxes (note 6)                            270,000         355,000          650,000        475,000        384,000
                                               ---------        ---------        --------        -------       ---------

        Income before cumulative effect
           of a change in accounting for
           postretirement benefits               901,907         869,279        1,673,251      1,333,763      1,190,183

Cumulative effect for years prior to
   January 1, 1995 of a change in
   accounting for postretirement
   benefits, net of income taxes
   (note 7)                                         -               -               -              -           (278,555)
                                               ----------      ----------     -----------      ---------      ----------
        Net income                        $      901,907         869,279        1,673,251      1,333,763        911,628
                                               ==========      ==========      ==========      =========      ==========

Net income per share (basic and diluted):
   Income before cumulative effect of a
     change in accounting for
     postretirement benefits              $         0.51           0.49              0.94           0.75           0.67
   Cumulative effect for years prior to
     January 1, 1995 of a change in
     accounting for postretirement
     benefits                                      -                 -                -            -              (0.16)
                                               ----------      ----------     -----------      ---------      ----------
   Net income                             $         0.51           0.49              0.94           0.75           0.51
                                               ==========      ==========     ===========      =========      ==========



See accompanying notes to consolidated financial statements.

                     THE EAST CAROLINA BANK AND SUBSIDIARIES

                 Consolidated Statements of Shareholders' Equity

                Years ended December 31, 1997, 1996 and 1995 and
                   six months ended June 30, 1998 (Unaudited)




                                                      COMMON STOCK
                                         ---------------------------------------                 UNREALIZED
                                            NUMBER                    CAPITAL       RETAINED        GAINS
                                          OF SHARES      AMOUNT       SURPLUS       EARNINGS      (LOSSES)         TOTAL
                                         ----------- ------------- ------------- ------------- -------------- --------------
BALANCE AT DECEMBER 31, 1994 ...........    593,418   $5,934,180    $3,000,000    $3,704,923     $ (734,929)   $11,904,174
  Common stock issued in 1998
   three-for-one stock split (note 15)..  1,186,836      296,709       200,000      (496,709)            --             --
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1994, AS
  RESTATED .............................  1,780,254    6,230,889     3,200,000     3,208,214       (734,929)    11,904,174
  Change in unrealized gains (losses),
   net of income tax benefit of
   $498,100.............................         --           --            --            --        966,893        966,893
  Net income ...........................         --           --            --       911,628             --        911,618
  Cash dividends ($.20 per share).......         --           --            --      (356,051)            --       (356,051)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1995 ...........  1,780,254    6,230,889     3,200,000     3,763,791        231,964     13,426,644
  Change in unrealized gains (losses),
   net of income taxes of $67,500.......         --           --            --            --       (131,073)      (131,073)
  Net income ...........................         --           --            --     1,333,763             --      1,333,763
  Cash dividends ($.21 per share).......         --           --            --      (379,788)            --       (379,788)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1996 ...........  1,780,254    6,230,889     3,200,000     4,717,766        100,891     14,249,546
  Change in unrealized gains (losses),
   net of income taxes of $106,000......         --           --            --            --        205,889        205,889
  Net income ...........................         --           --            --     1,673,251             --      1,673,251
  Cash dividends ($.23 per share).......         --           --            --      (415,393)            --       (415,393)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1997 ...........  1,780,254    6,230,889     3,200,000     5,975,624        306,780     15,713,293
  Change in unrealized gains (losses),
   net of income taxes of $33,100
   (Unaudited) .........................         --           --            --            --         64,225         64,225
  Net income (Unaudited) ...............         --           --            --       901,907             --        901,907
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT JUNE 30, 1998
  (Unaudited) ..........................  1,780,254   $6,230,889    $3,200,000    $6,877,531     $  371,005    $16,679,425
                                          =========   ==========    ==========    ==========     ==========    ===========

                    THE EAST CAROLINA BANK AND SUBSIDIARIES

               Supplemental Consolidated Statements of Cash Flows


                                                         Six months
                                                        ended June 30,
                                                         (Unaudited)                   Year ended December 31,
                                                ----------------------------------------------------------------
                                                 1998               1997     1997            1996           1995
                                                 ----               ----     ----            ----           ----


Cash flows from operating activities:
   Net income                               $   901,907           869,279    1,673,251     1,333,763       911,628
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation                              327,262           251,587      545,852       445,314       377,844
      Amortization of premium on investment
        securities, net                          24,040            26,914       51,838         9,870         2,165
      Provision for possible loan losses        120,000           210,000      353,513       496,914       515,066
      Provision for loss on real estate held
        for sale                                   -                 -          50,000        53,800        23,800
      Deferred income taxes                        -                 -         (33,700)     (128,500)     (187,000)
      Loss (gain) on sale of available-for-
        sale securities                            -                 -          25,818        (5,662)        4,663
      Loss (gain) on sale of real estate
        acquired in settlement of loans and
        real estate held for sale                (6,476)             -              95      (110,960)       (3,400)
      Loss (gain) on disposal of premises
        and equipment                              -                7,442        7,242         8,384      (122,583)
      Decrease (increase) in accrued interest
        receivable                             (183,647)         (303,746)    (403,494)      (74,499)        4,678
      Decrease (increase) in other assets        19,432          (318,594)        (914)       (8,989)        8,158
      Increase (decrease) in accrued interest
        payable                                  72,006           206,311      115,265       (72,264)      300,240
      Increase in postretirement benefit
       liability                                 12,000            21,000       42,000        28,000       445,640
      Increase (decrease) in other liabilities  (76,518)         (340,302)    (184,183)      106,518       195,173
                                               ---------         --------     ---------     ---------     ---------
        Net cash provided by operating
          activities                          1,210,006           629,891    2,242,583     2,081,689     2,476,072
                                              ---------           --------   ---------     ---------     ---------
Cash flows from investing activities:
   Proceeds from sales of investment
       securities classified as available-
       for-sale                                   -                  -       3,015,439       513,924     3,486,953
   Proceeds from maturities of investment
       securities classified as available-
       for-sale                               7,479,588        10,248,033   13,349,710    21,500,092    14,361,272
   Proceeds from maturities of investment
       securities classified as held-
       to-maturity                                -                  -           -             -         1,301,500
   Purchases of investment securities
       classified as available-for-sale      (4,141,425)      (12,863,018) (28,662,322)   (9,033,608)   (5,296,508)
   Purchases of investment securities
       classified as held-to-maturity             -                  -           -             -        (9,006,181)
   Purchase of Federal Home Loan Bank
       common stock                             (61,800)         (503,000)    (503,000)        -             -
   Proceeds from disposal of premises
       and equipment                              3,325            23,372       23,665        21,842       217,744
   Purchases of premises and equipment         (380,629)         (565,147)  (1,304,813)     (592,433)     (796,094)
   Proceeds from disposal of real estate
       acquired in settlement of loans
       and real estate held for sale            496,476              -          50,263       406,653        68,316
   Net loan repayments (originations)        (9,844,486)       (9,029,442)  (9,075,362)  (18,146,433)   (9,046,448)
                                            -----------        -----------  -----------   ------------  -----------
        Net cash used by investing
         activities                          (6,448,951)      (12,689,202) (23,106,420)   (5,329,963)   (4,709,446)
                                            -----------       -----------  -----------   ------------  -----------
Cash flows from financing activities:
   Net increase (decrease) in deposits        9,908,693        18,781,877   19,573,299       924,642     9,391,452
   Dividends paid                                -                   -        (415,393)     (379,788)     (356,051)
                                             -----------        -----------  -----------   ------------  -----------
        Net cash provided by financing
          activities                          9,908,693        18,781,877   19,157,906       544,854     9,035,401
                                             -----------        -----------  -----------   ------------  -----------

Increase (decrease) in cash and cash
  equivalents                                 4,669,748         6,722,566   (1,705,931)   (2,703,420)    6,802,027
Cash and cash equivalents at beginning
  of year                                    12,705,694        14,411,625   14,411,625    17,115,045    10,313,018
                                            -----------        -----------  -----------   ------------  -----------
Cash and cash equivalents at end of
  year                                    $  17,375,442        21,134,191   12,705,694    14,411,625    17,115,045
                                            -----------        -----------  -----------   ------------  -----------

Supplemental disclosure of noncash
  financing and investing activities:
   Unrealized gains (losses) on
    available-for-sale securities,
     net of deferred taxes                $      64,225            21,303      205,889      (131,073)      966,893
                                          =============         ==========   ==========    ===========   ==========


          See accompanying notes to consolidated financial statements.

                     THE EAST CAROLINA BANK AND SUBSIDIARIES

             Notes to Supplemental Consolidated Financial Statements




(1) Summary of Significant Accounting and Reporting Policies

   (a) Consolidation

   The consolidated financial statements include the accounts of The East Carolina Bank (the "Bank") and its wholly-owned subsidiaries, Carolina Financial Realty, Inc. and Carolina Financial Courier, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation. All adjustments considered necessary for a fair presentation of the results for interim periods presented have been made (such adjustments are normal and recurring in nature).


   Operating results for the six-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

   (b) Basis of Financial Statement Presentation

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and the reported amounts of income and expenses for the periods presented. Actual results could differ significantly from those estimates.

   Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties held as collateral for loans.

   (c) Business

   The Bank provides financial services through its branch network located in eastern North Carolina. The Bank competes with other financial institutions and numerous other non-financial services commercial entities offering financial services products. The Bank is further subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

  (d) Cash and Cash Equivalents

  Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other financial institutions and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

  (e) Investment Securities

  Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation at each reporting date. Securities are classified as held-to-maturity ("HTM") when the Bank has both the positive intent and ability to hold the securities to maturity. HTM securities are stated at amortized cost. Securities not classified as HTM are classified as available-for-sale ("AFS"). AFS securities are stated at fair value as determined by reference to published sources, with the unrealized gains and losses, net of income taxes, reported as a separate component of shareholders' equity. The Bank has no trading securities.

  The amortized cost of securities classified as HTM or AFS is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

  (f) Loans Receivable

  Loans are generally stated at their outstanding unpaid principal balances net of any deferred fees or costs. Loan origination fees net of certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual life of the related loans using the level-yield method.

  Interest on loans is recorded based on the principal amount outstanding. The Bank ceases accruing interest on loans (including impaired loans) when, in management's judgement, the collection of interest income appears doubtful or the loan is past due 90 days or more. Management may return a loan classified as nonaccrual to accrual status when the obligation has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

  (g) Allowance for Loan Losses

  The allowance for loan losses ("AFLL") is established through provisions for losses charged against income. Loan amounts deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the allowance. The AFLL represents management's estimate of the amount necessary to absorb potential future losses existing in the loan portfolio. Management believes that the AFLL is adequate. Management's periodic evaluation of the adequacy of the allowance is based on individual loan reviews, past loan loss experience, economic conditions in the Bank's market areas, the fair value and adequacy of underlying collateral, and the growth and risk composition of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. Thus, future additions to the AFLL may be necessary based on the impact of changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's AFLL. Such agencies may require the Bank to recognize additions to the AFLL based on their judgments about information available to them at the time of their examination.

  Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (collectively referred to hereafter as "SFAS No. 114"), the AFLL related to loans that are identified for evaluation in accordance with the standard is based on discounted cash flows using the loan's initial effective interest rate, the loan's observable market price, or the fair value of the collateral for collateral dependent loans.

  (h) Real Estate Acquired in Settlement of Loans

  Real estate acquired in settlement of loans consists of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. In accordance with SFAS No. 114, a loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings have taken place. Real estate acquired in settlement of loans is recorded initially at the lower of the loan balance plus unpaid accrued interest or estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings, if the estimated fair value of the property declines below the initial recorded value. Costs related to the improvement of the property are capitalized, whereas those related to holding the property are expensed. Such properties are held for sale and, accordingly, no depreciation or amortization expense is recognized. Loans with outstanding principal balances totalling $390,358, $-0- and $89,600 were foreclosed on during the years ended December 31, 1997, 1996 and 1995, respectively.

  (i) Membership/Investment in Federal Home Loan Bank Stock

  In 1997, the Bank became a member of the Federal Home Loan Bank of Atlanta ("FHLB"). Membership, along with a signed blanket collateral agreement, provides the Bank with the ability to draw $13 million of advances from the FHLB. No advances were drawn by the Bank in 1997.

  As a requirement for membership, the Bank invests in stock of the FHLB in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. Such stock is pledged as collateral for any FHLB advances drawn by the Bank. At December 31, 1997, the Bank owned 5,030 shares of the FHLB's $100 par value capital stock. No ready market exists for such stock, which is carried at cost.

  (j) Bank Premises and Equipment

  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets which range from 25 to 50 years for bank premises and 3 to 10 years for furniture and equipment.

  Maintenance, repairs, renewals and minor improvements are charged to expense as incurred. Major improvements are capitalized and depreciated.

  (k) Income Taxes

  The Bank records income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect when such amounts are realized or settled.

  (l) Employee Benefit Plans

  The Bank has in place a postretirement benefit plan covering certain retirees and a defined contribution 401(k) plan that covers all eligible employees. The Bank had a noncontributory defined benefit retirement plan that covered substantially all employees which was terminated in 1995 with final pay-out of accrued benefits occurring in 1996 (see note 7).

  (m) Net Income/Dividends Per Share

  The Bank adopted SFAS No. 128, "Earnings Per Share", in 1997, which requires net income per share to be calculated on both a basic and diluted basis. Net income per share is computed based on the weighted average number of common shares outstanding during the year and represents basic and diluted net income per share for 1997, 1996 and 1995. Because the Bank has no potentially dilutive securities, restatement of 1996 and 1995 net income per share amounts was not necessary. Dividends per share are based on the shares outstanding at the time of dividend declaration. All share and per share amounts have been restated to give effect to the three-for-one stock split on July 22,
 1998 (see note 15).

   (n) Reclassifications

  Certain 1995 and 1996 amounts have been reclassified in the financial statements to conform with the 1997 presentation. The reclassifications had no effect on previously reported net income or retained earnings.

 (2)  Investment Securities

  The following is a summary of the securities portfolios by major classification:

                                               December 31, 1997
                               -------------------------------------------------
                                              Gross       Gross      Approximate
                               Amortized   unrealized   unrealized     market
                                 cost         gains       losses        value
                              ----------   ----------   ----------   -----------
Securities available-for-sale:
 U.S. Treasury obligations  $ 25,072,694    156,543       (1,087)     25,228,150
 Securities of other U.S.
   government agencies
   and corporations            7,821,384     15,710       (2,427)      7,834,667
 Obligations of states and
   political subdivisions     13,761,077    300,592       (4,513)     14,057,156
                              ----------    -------        -----      ----------
      Total                 $ 46,655,155    472,845       (8,027)     47,119,973
                              ==========    =======        =====      ==========

                                            December 31, 1996
                               -----------------------------------------------
                                             Gross       Gross    Approximate
                               Amortized  unrealized  unrealized    market
                                 cost        gains      losses       value
                               ---------  ---------  ----------- -------------
  Securities available-for-sale:
   U.S. Treasury obligations $ 15,983,515     23,180     (12,086)    15,994,609
   Securities of other U.S.
     government agencies
     and corporations           9,357,841      3,430     (21,514)     9,339,757
   Obligations of states and
     political subdivisions     9,094,282    205,266     (45,409)     9,254,139
                              -----------    -------      ------    -----------
        Total               $  34,435,638    231,876     (79,009)    34,588,505
                               ==========    =======      ======     ==========

  Gross realized gains and losses on sales of securities for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                           1997        1996        1995
                                           ----        ----        ----
  Gross realized gains                 $    -         5,662       1,500
  Gross realized losses                  (25,818)        -       (6,163)
                                          ------      ------      -----
      Net realized gains (losses)      $ (25,818)     5,662      (4,663)
                                          ======      =====       =====

  The aggregate amortized cost and approximate market value of the available-for-sale securities portfolio at December 31, 1997, by remaining contractual maturity are as follows:
                                                                  Approximate
                                                       Amortized    market
                                                         cost        value
                                                       ---------  -----------
  U.S. Treasury obligations:
   Due in one year or less                         $    5,995,765   5,997,500
   Due in one year through five years                  19,076,929  19,230,650
  Securities of other U.S. government
   agencies and corporations:
     Due in one year or less                            3,296,330   3,295,163
     Due in one year through five years                 3,745,042   3,756,291
     Due after ten years                                  780,012     783,213
  Obligations of states and political subdivisions:
     Due in one year or less                              190,035     190,353
     Due in one year through five years                 5,489,847   5,611,142
     Due after five through ten years                   3,659,958   3,780,614
     Due after ten years                                4,421,237   4,475,047
                                                       ---------- -----------
      Total securities                              $  46,655,155  47,119,973
                                                       ==========  ==========

Securities with a principal amount of approximately $18,272,000 at December 31, 1997 are pledged as collateral for deposits.

(3)Loans

  Loans at December 31, 1997 and 1996 classified by type, are as follows:

                                                        1997       1996
                                                        ----       ----

  Commercial, financial and agricultural         $  26,074,410   22,906,424
  Real estate loans:
   Construction                                      1,490,215      972,127
   Mortgage, commercial and residential             64,943,072   67,278,983
  Installment                                       28,845,615   21,670,249
                                                  ------------- -----------
                                                   121,353,312  112,827,783
   Less deferred fees and costs, net                   144,502      171,802
                                                --------------- -------------
                                                 $ 121,208,810  112,655,981
                                                   ===========  ===========
  Included in the above:
   Nonaccrual loans                              $   1,462,831    1,017,453
                                                 ============== ============
   Restructured loans                            $     522,352      350,024
                                                =============== =============

  At December 31, 1997, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $797,000 (all on a non-accrual basis). Included in this amount is $112,000 of impaired loans for which the related AFLL is $112,000 and $685,000 of impaired loans that as a result of write-downs and collateral values do not have an AFLL. The average recorded investment in impaired loans during the year ended December 31, 1997 was approximately $810,000. For the year ended December 31, 1997, the Bank recognized interest income on those impaired loans of $26,000, all of which was recognized using the cash basis method of income recognition.

  At December 31, 1996, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $919,000 (all on a non-accrual basis). Included in this amount is $53,000 of impaired loans for which the related AFLL is $53,000 and $866,000 of impaired loans that as a result of write-downs and collateral values do not have an AFLL. The average recorded investment in impaired loans during the year ended December 31, 1996 was approximately $1,016,000. For the year ended December 31, 1996, the Bank recognized interest income on those impaired loans of $18,000, all of which was recognized using the cash basis method of income recognition.

  Interest income that would have been recorded on nonaccrual loans for the years ended December 31, 1997, 1996 and 1995 had they performed in accordance with the original terms throughout each of the periods amounted to approximately $161,000, $119,000 and $62,000, respectively. Actual interest income recorded on nonaccrual loans for the years ended December 31, 1997, 1996 and 1995 was $25,000, $23,000 and $41,000, respectively. Interest income on restructured loans included in the results of operations for each of the years amounted to approximately $53,000, $41,000 and $119,000, respectively.

  Loans at December 31, 1997 and 1996 include loans to officers and directors and their associates totaling approximately $1,103,000 and $1,801,000, respectively. During 1997, $787,000 in loans were disbursed to officers, directors and their associates and principal repayments of $1,485,000 were received on such loans.

  The Bank, through its normal lending activity, originates and maintains loans receivable which are substantially concentrated in the Eastern region of North Carolina, where its offices are located. The Bank's policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank and such changes could be significant.

  At December 31, 1997, $66,433,287, or 54.81%, of the Bank's loan portfolio was composed of loans principally collateralized by liens on real estate. Of that amount, approximately $23,963,000, or 19.77%, represents loans collateralized by owner-occupied residential real estate.

(4) Allowance for Possible Loan Losses

  An analysis of the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 follows:

                                            1997        1996        1995
                                            ----        ----        ----

  Beginning balance                   $  2,400,000   1,950,000   1,900,000
  Provision for possible loan losses       353,513     496,914     515,066
  Recoveries                               100,838     218,843      83,433
  Loans charged off                       (194,351)   (265,757)   (548,499)
                                         ---------  ----------  ----------
  Ending balance                      $  2,660,000   2,400,000   1,950,000
                                         =========   =========   =========

(5) Bank Premises and Equipment

  An analysis of premises and equipment at December 31, 1997 and 1996 follows:

                                                  Accumulated  Undepreciated
                                        Cost     depreciation      cost
                                        ----     ------------      ----
  December 31, 1997:
   Land                        $    1,177,138              -     1,177,138
   Land improvements                  243,541        161,959        81,582
   Buildings                        5,270,762      1,535,891     3,734,871
   Furniture and equipment          4,201,127      2,928,435     1,272,692
                                  -----------      ---------     ---------
        Total                  $   10,892,568      4,626,285     6,266,283
                                   ==========      =========     =========

  December 31, 1996:
   Land                        $    1,177,138              -     1,177,138
   Land improvements                  220,103        198,869        21,234
   Buildings                        4,936,591      1,322,548     3,614,043
   Furniture and equipment          3,530,902      2,805,088       725,814
                                  -----------      ---------    ----------
        Total                  $    9,864,734      4,326,505     5,538,229
                                  ===========      =========     =========

(6) Income Taxes

  The components of income tax expense (benefit) are as follows:

                                         Current    Deferred    Total
                                         -------    --------    -----
  Year ended December 31, 1997:
     Federal                           $  660,700    (33,700)   627,000
     State                                 23,000      -         23,000
                                         --------   --------   --------
                                       $  683,700    (33,700)   650,000
                                          =======    =======    =======
  Year ended December 31, 1996:
     Federal                           $  599,500   (128,500)   471,000
     State                                  4,000     -           4,000
                                          -------    --------   -------
                                       $  603,500   (128,500)   475,000
                                          =======    =======    =======
  Year ended December 31, 1995:
     Federal                           $  420,000    (43,000)   377,000
     State                                  7,000      -          7,000
                                        ---------   --------    -------
                                       $  427,000    (43,000)   384,000
                                          =======   ========    =======

  Total income tax expense was less than the amount computed by applying the federal income tax rate of 34% to income before income taxes. The reasons for the difference were as follows:

                                                  Years ended December 31,
                                            ----------------------------------
                                               1997        1996        1995
                                               ----        ----        ----

  Income taxes at statutory rate          $  790,000     615,000     535,000
  Increase (decrease) resulting from:
     Effect of non-taxable interest income  (187,000)   (179,000)   (163,000)
     Other, net                               47,000      39,000      12,000
  Applicable income taxes                 $  650,000     475,000     384,000
                                             =======     =======     =======

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                        1997        1996
                                                        ----        ----
  Deferred tax assets:
     Allowance for possible loan losses             $  680,000     591,600
     Writedown of other real estate                     78,000      60,400
     Postretirement benefits                           175,300     161,000
     Other                                               3,200      43,400
                                                     ---------    --------
           Total gross deferred tax assets             936,500     856,400
                                                       -------     -------

                                                          1997        1996
                                                          ----        ----

  Deferred tax liabilities:
     Bank premises and equipment, principally due
      to differences in depreciation                  $  245,400     196,500
     Unrealized holding gains on securities available
      for sale                                           158,000      52,000
     Other                                                22,000      24,500
                                                        --------    --------
           Total gross deferred tax liabilities          425,400     273,000
                                                        --------    --------

           Net deferred tax asset                     $  511,100     583,400
                                                         =======     =======

  The Bank has no valuation allowance at December 31, 1997 or 1996, because management has determined that it has sufficient taxable income in the carryback period to support the realizability of the net deferred tax asset.

  Income taxes paid during each of the three years ended December 31, 1997, 1996 and 1995 were $749,400, $534,100 and $382,300, respectively.

(7) Retirement Plans and Other Postretirement Benefits

  Net periodic pension cost for 1996 and 1995 for the Bank's defined benefit pension plan consists of the following components:

                                                        1996        1995
                                                        ----        ----

  Service cost-benefits earned during the period    $      -          -
  Interest cost on projected benefit obligation         69,647     102,175
  Actual return on plan assets                         (19,084)    (90,250)
  Net amortization and deferral                            629      63,075
  Effect of change in PBGC rate                         53,808        -
                                                      --------    --------
     Net periodic pension expense                   $  105,000      75,000
                                                       =======    ========

  In 1994, the Plan benefits were frozen in anticipation of a complete plan termination. The Bank approved termination of the Plan in 1995. The Plan termination was approved by the Internal Revenue Service in 1996 and all Plan benefits were paid to participants.

  On June 1, 1994, the Bank implemented a defined contribution 401(k) plan that covers all eligible employees. The Bank matches employee contributions up to certain amounts as defined in the plan. Total expense related to this plan was $117,355, $100,588 and $100,993 in 1997, 1996 and 1995, respectively.

  The Bank also has a postretirement benefit plan whereby the Bank pays postretirement health care benefits for certain of its retirees that have met minimum age and service requirements. The Bank adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions", as of January 1, 1995. The cumulative effect of this change in accounting for the Bank's liability for postretirement benefits of $422,555 was determined as of January 1, 1995, and is reported separately in the 1995 statement of income, net of a deferred income tax benefit of $144,000.

  Net periodic postretirement benefit cost for 1997, 1996 and 1995 includes the following components:

                                                    1997     1996     1995
                                                    ----     ----     ----

      Service cost                              $  6,478    4,832    4,516
      Interest cost                               35,522   31,966   29,578
                                                  ------   ------   ------
      Net periodic postretirement benefit cost  $ 42,000   36,798   34,094
                                                  ======   ======   ======

  The following table presents the plan's funded status at December 31, 1997 and 1996:

                                                                        1997       1996
                                                                        ----       ----
      Accumulated postretirement benefit obligation "APBO"):
        Retirees                                                   $ (304,323)   (235,252)
        Other fully eligible active employees                               -     (70,362)
        Other active participants                                    (145,172)   (158,910)
         Total accumulated benefit obligation                        (449,495)   (464,524)
      Unrecognized gain on changes in acturarial assumptions          (66,145)     (9,116)
                                                                      --------    ---------
      Plan assets at fair value                                             -           -
                                                                      ---------   ---------

      Accrued postretirement benefit cost                          $ (515,640)   (473,640)
                                                                      =======     =======



Weighted average discount rate in determining APBO .........          7.0%           7.0%
Annual health care cost trend rate .........................          9.0            9.0
Ultimate medical trend rate ................................          8.0            8.0
Medical trend rate period (in years) .......................            5              5
Effect of 1% increase in assumed health care cost on:
 Service and interest cost .................................         16.4%          17.3%
 APBO ......................................................         15.0           15.7

(8) Related Party Transactions

  The Bank has banking transactions in the ordinary course of business with several of its directors and officers, and their associates. Such transactions are on the same terms as those prevailing at the time for comparable transactions with others. In the opinion of management, loans made to directors, officers and their associates do not involve more than the normal risk of collectibility or present any other unfavorable features (see note 3).

(9) Deposits

  At December 31, 1997 and 1996, certificates of deposit of $100,000 or more amounted to approximately $19,503,067 and $17,835,000, respectively.

  For the years ended December 31, 1997, 1996 and 1995, interest expense on certificates of deposit of $100,000 or more amounted to approximately $1,057,000, $1,038,000 and $1,236,000, respectively.

  The Bank made interest payments of $5,249,278, $4,903,660 and $4,906,909 during the years ended December 31, 1997, 1996 and 1995, respectively.

  Time deposit accounts as of December 31, 1997, mature in the following years and amounts: 1998 - $77,864,727; 1999 - $4,094,535; and 2000 - $1,083,366.

(10) Leases

  The Bank also has several noncancellable operating leases for three branch locations. These leases generally contain renewal options for periods ranging from three to five years and require the Bank to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 1997 and 1996 was $69,758 and $25,000, respectively.

  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are as follows:

      Year ending December 31,
         1998                                          $    65,797
         1999                                               65,797
         2000                                               61,147
         2001                                               35,887
         2002                                                9,879
         Thereafter                                          -
                                                           -------
            Total minimum lease payments                $  238,507
                                                           =======

(11)        Reserve Requirements

  The aggregate net reserve balances maintained under the requirements of the Federal Reserve, which are noninterest bearing, were approximately $2,032,000 at December 31, 1997.

(12) Commitments and Contingencies

  The Bank has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments included commitments to extend credit of $16,316,000 and standby letters of credit of $223,000, at December 31, 1997.

  The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral obtained varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, real estate, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments and anticipates their funding from normal operations.

(13) Fair Value of Financial Instruments

  Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

  Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

(13)        Fair Value of Financial Instruments, Continued

  The following table presents the carrying values and estimated fair values of the Bank's financial instruments at December 31, 1997 and 1996:

                                       1997                     1996
                               ----------------------  -----------------------
                                Carrying    Estimated   Carrying    Estimated
                                  value    fair value     value    fair value
                                --------   ----------   --------   -----------
  Financial assets:
   Non-interest bearing
    deposits and cash       $   8,185,000   8,185,000   7,862,000   7,862,000
   Federal funds sold           4,425,000   4,425,000   6,550,000   6,550,000
   Investment securities       47,120,000  47,120,000  34,589,000  34,589,000
   FHLB common stock              503,000     503,000           -           -
   Net loans                  118,549,000 119,094,000 110,256,000 109,408,000

  Financial liabilities:
   Deposits                   170,909,000 171,137,000 151,336,000 151,426,000

  The estimated fair values of net loans and deposits at December 31 are based on cash flows discounted at market interest rates. The carrying values of other financial instruments, including various receivables and payables, approximate fair value.

(14) Regulatory Matters

  The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  The Bank, as a North Carolina chartered bank, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes
  Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the Bank.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirments to which it is subject.

  As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation ("FDIC") categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

  The Bank's actual capital amounts, in thousands, and ratios are presented in the following table:



                                                                       To be well
                                                                      capitalized
                                                                      under prompt
                                                    For capital        corrective
                                      Actual     adequacy purposes action provisions
                                 --------------- ----------------  -----------------
                                 Amount    Ratio       Ratio             Ratio
                                 ------    -----       -----             -----
  As of December 31, 1997:
   Total Capital
     (to Risk Weighted Assets)   $ 16,973  13.66%     =>8.0%            =>10.00%
   Tier I Capital
     (to Risk Weighted Assets)   $ 15,406  12.40%     =>4.0%             =>6.00%
   Tier I Capital
     (to Average Assets)         $ 15,406   8.53%     =>4.0%             =>5.00%


  As of December 31, 1996:
   Total Capital
     (to Risk Weighted Assets)   $ 15,577  13.75%     =>8.0%            =>10.00%
   Tier I Capital
     (to Risk Weighted Assets)   $ 14,149  12.49%     =>4.0%              =>6.0%
   Tier I Capital
     (to Average Assets)         $ 14,149   8.53%     =>4.0%             =>5.00%


  In May 1995, the Bank Insurance Fund ("BIF") of the FDIC reached its designated ratio of reserves to insured deposits (i.e., 1.25%). For this reason, the FDIC reduced the assessment rate applicable to BIF deposits in two stages, so that, beginning in 1996, the deposit insurance premiums for 92% of all BIF members in the highest capital and supervisory categories were set at $1,500 per year, regardless of deposit size. Beginning in 1997, BIF members were required to begin paying FICO-bond assessments in addition to the $1,500 annual assessment. The FICO bond assessment was $23,089 for the Bank in 1997.

(15) Subsequent Events

  On July 22, 1998, and pursuant to a charter amendment, the Bank effected a three-for-one stock split of the Bank's common stock increasing the number of shares of common stock from 593,418 to 1,780,254. Additionally, by way of the same charter amendment, the Bank increased the post-split par value of the common stock from $3.33 per share to $3.50 per share. In connection with the stock split and increase in par value, the Bank increased the capital surplus account in accordance with North Carolina General Statutes Section 53-88. All references to the number of common shares and per share amounts in the financial statements have been restated as appropriate to reflect the effect of the split, for all periods presented. Additionally, common stock, capital surplus, and retained earnings have been restated for all periods presented as appropriate to reflect the stock split, the increase in par value, and the increase in the capital surplus account.

  On July 22, 1998, the Bank was acquired by ECB Bancorp, Inc. ("Bancorp"), which was newly-formed by the Bank on March 4, 1998, for the purpose of becoming the Bank's parent holding company. Each outstanding share of the Bank's common stock was exchanged for one share of Bancorp's common stock with the Bank becoming a wholly-owned subsidiary of Bancorp. Bancorp's primary purpose is to serve as the parent of the Bank.

                         INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
EBC BANCORP, INC.

We have audited the accompanying supplemental consolidated balance sheets of ECB Bancorp, Inc. and subsidiary (the "Company") as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of ECB Bancorp, Inc. and The East Carolina Bank on July 22, 1998, which has been accounted for in a manner similar to a pooling-of-interests as described in Note 15 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of ECB Bancorp, Inc. and subsidiary after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECB Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

As discussed in note 7 to the consolidated financial statements, on January 1, 1995, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, EMPLOYER'S ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS.




                                                 /s/ KPMG PEAT MARWICK LLP



Raleigh, North Carolina
February 4, 1998, except
 note 15 which is as of July 22, 1998

                       ECB BANCORP, INC. AND SUBSIDIARY


                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS




                                                                                                   DECEMBER 31,
                                                                           JUNE 30, 1998  -------------------------------
                                                                            (Unaudited)         1997            1996
                                                                         ---------------- --------------- ---------------
ASSETS
Non-interest bearing deposits and cash (note 11) .......................   $ 15,525,442    $  8,280,694    $  7,861,625
Federal funds sold .....................................................      1,850,000       4,425,000       6,550,000
                                                                           ------------    ------------    ------------
   Total cash and cash equivalents .....................................     17,375,442      12,705,694      14,411,625
                                                                           ------------    ------------    ------------
Investment securities (note 2):
 Available-for-sale (cost: $43,292,953, $46,655,155 and $34,435,638,
   respectively) .......................................................     43,855,081      47,119,973      34,588,505
Loans (note 3) .........................................................    130,963,770     121,208,810     112,655,981
Allowance for possible loan losses (note 4) ............................     (2,690,474)     (2,660,000)     (2,400,000)
                                                                           ------------    ------------    ------------
   Loans, net ..........................................................    128,273,296     118,548,810     110,255,981
                                                                           ------------    ------------    ------------
Real estate acquired in settlement of loans, net .......................             --         340,000              --
Real estate held for sale, net .........................................             --         150,000         200,000
Federal Home Loan Bank common stock, at cost ...........................        564,800         503,000              --
Bank premises and equipment, net (note 5) ..............................      6,316,325       6,266,283       5,538,229
Accrued interest receivable ............................................      2,106,461       1,922,814       1,519,320
Other assets (note 6) ..................................................        618,630         671,148         703,934
                                                                           ------------    ------------    ------------
                                                                           $199,110,035    $188,227,722    $167,217,594
                                                                           ============    ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (note 9):
 Demand, noninterest bearing ...........................................     41,488,495      31,897,001      27,211,047
 Demand, interest bearing ..............................................     41,426,399      41,256,397      39,052,101
 Savings ...............................................................     14,509,606      14,712,835      15,153,369
 Time ..................................................................     83,393,054      83,042,628      69,919,045
                                                                           ------------    ------------    ------------
   Total deposits ......................................................    180,817,554     170,908,861     151,335,562
                                                                           ------------    ------------    ------------
Accrued interest payable ...............................................        771,003         698,997         583,732
Postretirement benefit liability (note 7) ..............................        527,640         515,640         473,640
Other liabilities (note 7) .............................................        314,413         390,931         575,114
                                                                           ------------    ------------    ------------
   Total liabilities ...................................................    182,430,610     172,514,429     152,968,048
                                                                           ------------    ------------    ------------
Shareholders' equity (notes 14 and 15):
 Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 1,780,254 shares at June 30, 1998,
   December 31, 1997 and 1996 ..........................................      6,230,889       6,230,889       6,230,889
 Capital surplus .......................................................      3,200,000       3,200,000       3,200,000
 Retained earnings .....................................................      6,877,531       5,975,624       4,717,766
 Unrealized gain on available-for-sale securities, net .................        371,005         306,780         100,891
                                                                           ------------    ------------    ------------
   Total shareholders' equity ..........................................     16,679,425      15,713,293      14,249,546
                                                                           ============    ============    ============
Commitments and contingencies (note 12)
                                                                           $199,110,035    $188,227,722    $167,217,594
                                                                           ============    ============    ============

          See accompanying notes to supplemental consolidated financial statements.

                        ECB BANCORP, INC. AND SUBSIDIARY


                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME




                                                                          SIX MONTHS
                                                                        ENDED JUNE 30,
                                                                         (Unaudited)
                                                               --------------------------------
                                                                     1998             1997
                                                               ---------------- ---------------
Interest income:
 Interest and fees on loans ..................................   $  5,819,440     $ 5,336,974
 Interest on investment securities:
  Interest exempt from federal income taxes ..................        361,933         228,337
  Taxable interest income ....................................        900,724         845,587
 Interest on federal funds sold ..............................         83,027         187,639
                                                                 ------------     -----------
     Total interest income ...................................      7,165,124       6,598,537
                                                                 ------------     -----------
Interest expense:
 Deposits (note 9): ..........................................
  Demand accounts ............................................        313,841         347,918
  Savings ....................................................        144,501         151,035
  Time .......................................................      2,206,847       2,130,914
 Other .......................................................          7,637             786
                                                                 ------------     -----------
     Total interest expense ..................................      2,672,826       2,630,653
                                                                 ------------     -----------
     Net interest income .....................................      4,492,298       3,967,884
Provision for possible loan losses (note 4) ..................        120,000         210,000
                                                                 ------------     -----------
     Net interest income after provision for possible
      loan losses ............................................      4,372,298       3,757,884
                                                                 ------------     -----------
Other income:
 Service charges on deposit accounts .........................        659,564         675,668
 Other service charges and fees ..............................        262,432         225,506
 Net gain (loss) on sale of securities .......................             --              --
 Net gain on sale of real estate acquired in settlement of
  loans and real estate held for sale ........................          6,476              --
 Other operating income ......................................         13,059          18,095
                                                                 ------------     -----------
     Total other income ......................................        941,531         919,269
                                                                 ------------     -----------
Other expenses:
 Salaries ....................................................      1,566,250       1,442,548
 Retirement and other employee benefits (note 7) .............        482,093         442,191
 Occupancy ...................................................        347,768         294,152
 Equipment ...................................................        417,114         338,450
 Deposit insurance premiums ..................................         10,158          14,147
 Professional fees ...........................................        178,699          66,219
 Supplies ....................................................        121,522         106,527
 Telephone ...................................................        137,350          96,636
 Postage .....................................................         84,557          74,682
 Other operating expenses ....................................        796,411         577,322
                                                                 ------------     -----------
     Total other expenses ....................................      4,141,922       3,452,874
                                                                 ------------     -----------
     Income before income taxes and cumulative effect
      of a change in accounting for postretirement
      benefits ...............................................      1,171,907       1,224,279
Income taxes (note 6) ........................................        270,000         355,000
                                                                 ------------     -----------
     Income before cumulative effect of a change in
      accounting for postretirement benefits .................        901,907         869,279
Cumulative effect for years prior to January 1, 1995 of a
 change in accounting for postretirement benefits, net of
 income taxes (note 7) .......................................             --              --
                                                                 ------------     -----------
     Net income ..............................................   $    901,907     $   869,279
                                                                 ============     ===========
Net income per share (basic and diluted):
  Income before cumulative effect of a change in
    accounting for postretirement benefits ...................   $       0.51     $      0.49
  Cumulative effect for years prior to January 1, 1995 of
    a change in accounting for postretirement benefits .......             --              --
                                                                 ------------     -----------
  Net income .................................................   $       0.51     $      0.49
                                                                 ============     ===========



                                                                          YEAR ENDED DECEMBER 31,
                                                               ----------------------------------------------
                                                                     1997             1996           1995
                                                               ---------------- --------------- -------------
Interest income:
 Interest and fees on loans ..................................   $ 10,887,327    $  9,521,265    $ 8,754,549
 Interest on investment securities:
  Interest exempt from federal income taxes ..................        511,653         472,206        469,306
  Taxable interest income ....................................      1,749,612       1,918,789      2,207,869
 Interest on federal funds sold ..............................        490,623         301,265        371,806
                                                                 ------------    ------------    -----------
     Total interest income ...................................     13,639,215      12,213,525     11,803,530
                                                                 ------------    ------------    -----------
Interest expense:
 Deposits (note 9): ..........................................
  Demand accounts ............................................        698,635         699,138        804,115
  Savings ....................................................        308,012         328,029        407,471
  Time .......................................................      4,357,110       3,804,230      3,995,593
 Other .......................................................            786           9,459          8,746
                                                                 ------------    ------------    -----------
     Total interest expense ..................................      5,364,543       4,840,856      5,215,925
                                                                 ------------    ------------    -----------
     Net interest income .....................................      8,274,672       7,372,669      6,587,605
Provision for possible loan losses (note 4) ..................        353,513         496,914        515,066
                                                                 ------------    ------------    -----------
     Net interest income after provision for possible
      loan losses ............................................      7,921,159       6,875,755      6,072,539
                                                                 ------------    ------------    -----------
Other income:
 Service charges on deposit accounts .........................      1,391,136       1,102,866        982,601
 Other service charges and fees ..............................        524,638         419,128        516,890
 Net gain (loss) on sale of securities .......................             --           5,662         (4,663)
 Net gain on sale of real estate acquired in settlement of
  loans and real estate held for sale ........................             --         110,960          3,400
 Other operating income ......................................         30,293          79,448        171,290
                                                                 ------------    ------------    -----------
     Total other income ......................................      1,946,067       1,718,064      1,669,518
                                                                 ------------    ------------    -----------
Other expenses:
 Salaries ....................................................      2,938,570       2,770,184      2,624,186
 Retirement and other employee benefits (note 7) .............        971,474         939,505        619,020
 Occupancy ...................................................        623,134         549,613        478,113
 Equipment ...................................................        768,244         563,478        500,123
 Deposit insurance premiums ..................................         24,589           1,500        190,055
 Professional fees ...........................................        209,038         198,298        271,588
 Supplies ....................................................        221,978         183,942        153,933
 Telephone ...................................................        216,821         176,034        193,260
 Postage .....................................................        150,311         143,458        133,325
 Other operating expenses ....................................      1,419,816       1,259,044      1,004,271
                                                                 ------------    ------------    -----------
     Total other expenses ....................................      7,543,975       6,785,056      6,167,874
                                                                 ------------    ------------    -----------
     Income before income taxes and cumulative effect
      of a change in accounting for postretirement
      benefits ...............................................      2,323,251       1,808,763      1,574,183
Income taxes (note 6) ........................................        650,000         475,000        384,000
                                                                 ------------    ------------    -----------
     Income before cumulative effect of a change in
      accounting for postretirement benefits .................      1,673,251       1,333,763      1,190,183
Cumulative effect for years prior to January 1, 1995 of a
 change in accounting for postretirement benefits, net of
 income taxes (note 7) .......................................             --              --       (278,555)
                                                                 ------------    ------------    -----------
     Net income ..............................................   $  1,673,251    $  1,333,763    $   911,628
                                                                 ============    ============    ===========
Net income per share (basic and diluted):
  Income before cumulative effect of a change in
    accounting for postretirement benefits ...................   $       0.94    $       0.75    $      0.67
  Cumulative effect for years prior to January 1, 1995 of
    a change in accounting for postretirement benefits .......             --              --          (0.16)
                                                                 ------------    ------------    -----------
  Net income .................................................   $       0.94    $       0.75    $      0.51
                                                                 ============    ============    ===========

         See accompanying notes to supplemental consolidated financial statements.

                        ECB BANCORP, INC. AND SUBSIDIARY


          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND
                   SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)




                                                      COMMON STOCK
                                         ---------------------------------------                 UNREALIZED
                                            NUMBER                    CAPITAL       RETAINED        GAINS
                                          OF SHARES      AMOUNT       SURPLUS       EARNINGS      (LOSSES)         TOTAL
                                         ----------- ------------- ------------- ------------- -------------- --------------
BALANCE AT DECEMBER 31, 1994 ...........    593,418   $5,934,180    $3,000,000    $3,704,923     $ (734,929)   $11,904,174
  Common stock issued in 1998
   three-for-one stock split (note 15)..  1,186,836      296,709       200,000      (496,709)            --             --
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1994, AS
  RESTATED .............................  1,780,254    6,230,889     3,200,000     3,208,214       (734,929)    11,904,174
  Change in unrealized gains (losses),
   net of income tax benefit of
   $498,100.............................         --           --            --            --        966,893        966,893
  Net income ...........................         --           --            --       911,628             --        911,618
  Cash dividends ($.20 per share).......         --           --            --      (356,051)            --       (356,051)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1995 ...........  1,780,254    6,230,889     3,200,000     3,763,791        231,964     13,426,644
  Change in unrealized gains (losses),
   net of income taxes of $67,500.......         --           --            --            --       (131,073)      (131,073)
  Net income ...........................         --           --            --     1,333,763             --      1,333,763
  Cash dividends ($.21 per share).......         --           --            --      (379,788)            --       (379,788)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1996 ...........  1,780,254    6,230,889     3,200,000     4,717,766        100,891     14,249,546
  Change in unrealized gains (losses),
   net of income taxes of $106,000......         --           --            --            --        205,889        205,889
  Net income ...........................         --           --            --     1,673,251             --      1,673,251
  Cash dividends ($.23 per share).......         --           --            --      (415,393)            --       (415,393)
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT DECEMBER 31, 1997 ...........  1,780,254    6,230,889     3,200,000     5,975,624        306,780     15,713,293
  Change in unrealized gains (losses),
   net of income taxes of $33,100
   (Unaudited) .........................         --           --            --            --         64,225         64,225
  Net income (Unaudited) ...............         --           --            --       901,907             --        901,907
                                          ---------   ----------    ----------    ----------     ----------    -----------
BALANCE AT JUNE 30, 1998
  (Unaudited) ..........................  1,780,254   $6,230,889    $3,200,000    $6,877,531     $  371,005    $16,679,425
                                          =========   ==========    ==========    ==========     ==========    ===========

          See accompanying notes to supplemental consolidated financial statements.


                       ECB BANCORP, INC. AND SUBSIDIARY


               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                        SIX MONTHS
                                                                      ENDED JUNE 30,
                                                                       (Unaudited)
                                                             --------------------------------
                                                                   1998            1997
                                                             --------------- ----------------
Cash flows from operating activities:
 Net income ................................................  $    901,907    $      869,279
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation .............................................       327,262           251,587
  Amortization of premium on investment securities,
    net ....................................................        24,040            26,914
  Provision for possible loan losses .......................       120,000           210,000
  Provision for loss on real estate held for sale ..........            --                --
  Deferred income taxes ....................................            --                --
  Loss (gain) on sale of available-for-sale securities .....            --                --
  Loss (gain) on sale of real estate acquired in
    settlement of loans and real estate held for sale ......        (6,476)               --
  Loss (gain) on disposal of premises and equipment                     --             7,442
  Decrease (increase) in accrued interest receivable .......      (183,647)         (303,746)
  Decrease (increase) in other assets ......................        19,432          (318,594)
  Increase (decrease) in accrued interest payable ..........        72,006           206,311
  Increase in postretirement benefit liability .............        12,000            21,000
  Increase (decrease) in other liabilities .................       (76,518)         (340,302)
                                                              ------------    --------------
    Net cash provided by operating activities ..............     1,210,006           629,891
                                                              ------------    --------------
Cash flows from investing activities:
 Proceeds from sales of investment securities
  classified as available-for-sale .........................            --                --
 Proceeds from maturities of investment securities
  classified as available-for-sale .........................     7,479,588        10,248,033
 Proceeds from maturities of investment securities
  classified as held-to-maturity ...........................            --                --
 Purchases of investment securities classified as
  available-for-sale .......................................    (4,141,425)       (12,863,018)
 Purchases of investment securities classified as
  held-to-maturity .........................................            --                --
 Purchase of Federal Home Loan Bank common stock                   (61,800)         (503,000)
 Proceeds from disposal of premises and equipment ..........         3,325            23,372
 Purchases of premises and equipment .......................      (380,629)         (565,147)
 Proceeds from disposal of real estate acquired in
  settlement of loans and real estate held for sale ........       496,476                --
 Net loan repayments (originations) ........................    (9,844,486)       (9,029,442)
                                                              ------------    --------------
    Net cash used by investing activities ..................    (6,448,951)      (12,689,202)
                                                              ------------    --------------
Cash flows from financing activities:
 Net increase (decrease) in deposits .......................     9,908,693        18,781,877
 Dividends paid ............................................            --                --
                                                              ------------    --------------
    Net cash provided by financing activities ..............     9,908,693        18,781,877
                                                              ------------    --------------
Increase (decrease) in cash and cash equivalents ...........     4,669,748         6,722,566
Cash and cash equivalents at beginning of year .............    12,705,694        14,411,625
                                                              ------------    --------------
Cash and cash equivalents at end of year ...................  $ 17,375,442    $   21,134,191
                                                              ============    ==============
Supplemental disclosure of noncash financing and
 investing activities:
 Unrealized gains (losses) on available-for-sale
  securities, net of deferred taxes ........................  $     64,225    $       21,303
                                                              ============    ==============



                                                                          YEAR ENDED DECEMBER 31,
                                                             -------------------------------------------------
                                                                   1997             1996             1995
                                                             ---------------- ---------------- ---------------
Cash flows from operating activities:
 Net income ................................................  $    1,673,251   $    1,333,763   $    911,628
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation .............................................         545,852          445,314        377,844
  Amortization of premium on investment securities,
    net ....................................................          51,838            9,870          2,165
  Provision for possible loan losses .......................         353,513          496,914        515,066
  Provision for loss on real estate held for sale ..........          50,000           53,800         23,800
  Deferred income taxes ....................................         (33,700)        (128,500)      (187,000)
  Loss (gain) on sale of available-for-sale securities .....          25,818           (5,662)         4,663
  Loss (gain) on sale of real estate acquired in
    settlement of loans and real estate held for sale ......              95         (110,960)        (3,400)
  Loss (gain) on disposal of premises and equipment                    7,242            8,384       (122,583)
  Decrease (increase) in accrued interest receivable .......        (403,494)         (74,499)         4,678
  Decrease (increase) in other assets ......................            (914)          (8,989)         8,158
  Increase (decrease) in accrued interest payable ..........         115,265          (72,264)       300,240
  Increase in postretirement benefit liability .............          42,000           28,000        445,640
  Increase (decrease) in other liabilities .................        (184,183)         106,518        195,173
                                                              --------------   --------------   ------------
    Net cash provided by operating activities ..............       2,242,583        2,081,689      2,476,072
                                                              --------------   --------------   ------------
Cash flows from investing activities:
 Proceeds from sales of investment securities
  classified as available-for-sale .........................       3,015,439          513,924      3,486,953
 Proceeds from maturities of investment securities
  classified as available-for-sale .........................      13,349,710       21,500,092     14,361,272
 Proceeds from maturities of investment securities
  classified as held-to-maturity ...........................              --               --      1,301,500
 Purchases of investment securities classified as
  available-for-sale .......................................     (28,662,322)      (9,033,608)    (5,296,508)
 Purchases of investment securities classified as
  held-to-maturity .........................................              --               --     (9,006,181)
 Purchase of Federal Home Loan Bank common stock                    (503,000)              --             --
 Proceeds from disposal of premises and equipment ..........          23,665           21,842        217,744
 Purchases of premises and equipment .......................      (1,304,813)        (592,433)      (796,094)
 Proceeds from disposal of real estate acquired in
  settlement of loans and real estate held for sale ........          50,263          406,653         68,316
 Net loan repayments (originations) ........................      (9,075,362)     (18,146,433)    (9,046,448)
                                                              --------------   --------------   ------------
    Net cash used by investing activities ..................     (23,106,420)      (5,329,963)    (4,709,446)
                                                              --------------   --------------   ------------
Cash flows from financing activities:
 Net increase (decrease) in deposits .......................      19,573,299          924,642      9,391,452
 Dividends paid ............................................        (415,393)        (379,788)      (356,051)
                                                              --------------   --------------   ------------
    Net cash provided by financing activities ..............      19,157,906          544,854      9,035,401
                                                              --------------   --------------   ------------
Increase (decrease) in cash and cash equivalents ...........      (1,705,931)      (2,703,420)     6,802,027
Cash and cash equivalents at beginning of year .............      14,411,625       17,115,045     10,313,018
                                                              --------------   --------------   ------------
Cash and cash equivalents at end of year ...................  $   12,705,694   $   14,411,625   $ 17,115,045
                                                              ==============   ==============   ============
Supplemental disclosure of noncash financing and
 investing activities:
 Unrealized gains (losses) on available-for-sale
  securities, net of deferred taxes ........................  $      205,889   $     (131,073)  $    966,893
                                                              ==============   ==============   ============

          See accompanying notes to supplemental consolidated financial statements.


                       ECB BANCORP, INC. AND SUBSIDIARY


             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

     (A) CONSOLIDATION

     The consolidated financial statements include the accounts of ECB Bancorp, Inc. ("Bancorp") (see note 15) and its wholly-owned subsidiary, The East Carolina Bank (the "Bank") (collectively referred to hereafter as the "Company"). The Bank has two wholly-owned subsidiaries, Carolina Financial Realty, Inc. and Carolina Financial Courier, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation. All adjustments considered necessary for a fair presentation of the results for interim periods presented have been made (such adjustments are normal and recurring in nature.)

Operating results for the six-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.


     (B) BASIS OF FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and the reported amounts of income and expenses for the periods presented. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties held as collateral for loans.


     (C) BUSINESS

     Bancorp is a bank holding company incorporated in North Carolina. The principal activity of Bancorp is ownership of the Bank. The Bank provides financial services through its branch network located in eastern North Carolina. The Bank competes with other financial institutions and numerous other non-financial services commercial entities offering financial services products. The Bank is further subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.


     (D) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other financial institutions and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.


     (E) INVESTMENT SECURITIES

     Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation at each reporting date. Securities are classified as held-to-maturity ("HTM") when the Company has both the positive intent and ability to hold the securities to maturity. HTM securities are stated at amortized cost. Securities not classified as HTM are classified as available-for-sale ("AFS"). AFS securities are stated at fair value as determined by reference to published sources, with the unrealized gains and losses, net of income taxes, reported as a separate component of shareholders' equity. The Company has no trading securities.

     The amortized cost of securities classified as HTM or AFS is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.


     (F) LOANS RECEIVABLE

     Loans are generally stated at their outstanding unpaid principal balances net of any deferred fees or costs. Loan origination fees net of certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual life of the related loans using the level-yield method.

     Interest on loans is recorded based on the principal amount outstanding. The Company ceases accruing interest on loans (including impaired loans) when, in management's judgement, the collection of interest income appears doubtful or the loan is past due 90 days or more. Management may return a loan classified as nonaccrual to accrual status when the obligation

                       ECB BANCORP, INC. AND SUBSIDIARY
                  NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL
                            STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES -- (Continued)

has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.


     (G) ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses ("AFLL") is established through provisions for losses charged against income. Loan amounts deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the allowance. The AFLL represents management's estimate of the amount necessary to absorb potential future losses existing in the loan portfolio. Management believes that the AFLL is adequate. Management's periodic evaluation of the adequacy of the allowance is based on individual loan reviews, past loan loss experience, economic conditions in the Company's market areas, the fair value and adequacy of underlying collateral, and the growth and risk composition of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. Thus, future additions to the AFLL may be necessary based on the impact of changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's AFLL. Such agencies may require the Company to recognize additions to the AFLL based on their judgments about information available to them at the time of their examination.

     Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" (collectively referred to hereafter as "SFAS No. 114"), the AFLL related to loans that are identified for evaluation in accordance with the standard is based on discounted cash flows using the loan's initial effective interest rate, the loan's observable market price, or the fair value of the collateral for collateral dependent loans.


     (H) REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

     Real estate acquired in settlement of loans consists of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. In accordance with SFAS No. 114, a loan is classified as in-substance foreclosure when the Company has taken possession of the collateral regardless of whether formal foreclosure proceedings have taken place. Real estate acquired in settlement of loans is recorded initially at the lower of the loan balance plus unpaid accrued interest or estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings, if the estimated fair value of the property declines below the initial recorded value. Costs related to the improvement of the property are capitalized, whereas those related to holding the property are expensed. Such properties are held for sale and, accordingly, no depreciation or amortization expense is recognized. Loans with outstanding principal balances totalling $390,358, $-0- and $89,600 were foreclosed on during the years ended December 31, 1997, 1996 and 1995, respectively.


     (I) MEMBERSHIP/INVESTMENT IN FEDERAL HOME LOAN BANK STOCK

     In 1997, the Company became a member of the Federal Home Loan Bank of Atlanta ("FHLB"). Membership, along with a signed blanket collateral agreement, provides the Company with the ability to draw $13 million of advances from the FHLB. No advances were drawn by the Company in 1997.

     As a requirement for membership, the Company invests in stock of the FHLB in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. Such stock is pledged as collateral for any FHLB advances drawn by the Company. At December 31, 1997, the Company owned 5,030 shares of the FHLB's $100 par value capital stock. No ready market exists for such stock, which is carried at cost.


     (J) PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets which range from 25 to 50 years for bank premises and 3 to 10 years for furniture and equipment.

                        ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES -- (Continued)

     Maintenance, repairs, renewals and minor improvements are charged to expense as incurred. Major improvements are capitalized and depreciated.


     (K) INCOME TAXES

     The Company records income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect when such amounts are realized or settled.


     (L) EMPLOYEE BENEFIT PLANS

     The Company has in place a postretirement benefit plan covering certain retirees and a defined contribution 401(k) plan that covers all eligible employees. The Company had a noncontributory defined benefit retirement plan that covered substantially all employees which was terminated in 1995 with final pay-out of accrued benefits occurring in 1996 (see note 7).


     (M) NET INCOME/DIVIDENDS PER SHARE

     The Company adopted SFAS No. 128, "Earnings Per Share", in 1997, which requires net income per share to be calculated on both a basic and diluted basis. Net income per share is computed based on the weighted average number of common shares outstanding during the year and represents basic and diluted net income per share for 1997, 1996 and 1995. Because the Company has no potentially dilutive securities, restatement of 1996 and 1995 net income per share amounts was not necessary. Dividends per share are based on the shares outstanding at the time of dividend declaration. All share and per share amounts have been restated to give effect to the three-for-one stock split on July 22, 1998 (see note 15).


     (N) RECLASSIFICATIONS

     Certain 1995 and 1996 amounts have been reclassified in the financial statements to conform with the 1997 presentation. The reclassifications had no effect on previously reported net income or retained earnings.


(2) INVESTMENT SECURITIES

     The following is a summary of the securities portfolios by major classification:



                                                                                   DECEMBER 31, 1997
                                                                -------------------------------------------------------
                                                                                   GROSS        GROSS      APPROXIMATE
                                                                   AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                                                     COST          GAINS       LOSSES         VALUE
                                                                -------------- ------------ ------------ --------------
Securities available-for-sale:
 U.S. Treasury obligations ....................................  $25,072,694     $156,543     $ (1,087)   $25,228,150
 Securities of other U.S. government agencies and corporations     7,821,384       15,710       (2,427)     7,834,667
 Obligations of states and political subdivisions .............   13,761,077      300,592       (4,513)    14,057,156
                                                                 -----------     --------     --------    -----------
   Total ......................................................  $46,655,155     $472,845     $ (8,027)   $47,119,973
                                                                 ===========     ========     ========    ===========


                                                                                   DECEMBER 31, 1996
                                                                -------------------------------------------------------
                                                                                   GROSS        GROSS      APPROXIMATE
                                                                   AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                                                     COST          GAINS       LOSSES         VALUE
                                                                -------------- ------------ ------------ --------------
Securities available-for-sale:
 U.S. Treasury obligations ....................................  $15,983,515     $ 23,180    $ (12,086)   $15,994,609
 Securities of other U.S. government agencies and corporations     9,357,841        3,430      (21,514)     9,339,757
 Obligations of states and political subdivisions .............    9,094,282      205,266      (45,409)     9,254,139
                                                                 -----------     --------    ---------    -----------
   Total ......................................................  $34,435,638     $231,876    $ (79,009)   $34,588,505
                                                                 ===========     ========    =========    ===========

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) INVESTMENT SECURITIES -- (Continued)

     Gross realized gains and losses on sales of securities for the years ended December 31, 1997, 1996 and 1995 were as follows:



                                            1997        1996       1995
                                        ------------ --------- -----------
Gross realized gains ..................  $      --    $5,662    $  1,500
Gross realized losses .................    (25,818)       --      (6,163)
                                         ---------    ------    --------
 Net realized gains (losses) ..........  $ (25,818)   $5,662    $ (4,663)
                                         =========    ======    ========

     The aggregate amortized cost and approximate market value of the available-for-sale securities portfolio at December 31, 1997, by remaining contractual maturity are as follows:



                                                                                APPROXIMATE
                                                                  AMORTIZED       MARKET
                                                                    COST           VALUE
                                                               -------------- --------------
U.S. Treasury obligations:
 Due in one year or less .....................................  $ 5,995,765    $ 5,997,500
 Due in one year through five years ..........................   19,076,929     19,230,650
Securities of other U.S. government agencies and corporations:
 Due in one year or less .....................................    3,296,330      3,295,163
 Due in one year through five years ..........................    3,745,042      3,756,291
 Due after ten years .........................................      780,012        783,213
Obligations of states and political subdivisions:
 Due in one year or less .....................................      190,035        190,353
 Due in one year through five years ..........................    5,489,847      5,611,142
 Due after five through ten years ............................    3,659,958      3,780,614
 Due after ten years .........................................    4,421,237      4,475,047
                                                                -----------    -----------
   Total securities ..........................................  $46,655,155    $47,119,973
                                                                ===========    ===========

     Securities with a principal amount of approximately $18,272,000 at December 31, 1997 are pledged as collateral for deposits.


(3) LOANS

     Loans at December 31, 1997 and 1996 classified by type, are as follows:



                                                       1997           1996
                                                  -------------- --------------
Commercial, financial and agricultural ..........  $ 26,074,410   $ 22,906,424
Real estate loans:
 Construction ...................................     1,490,215        972,127
 Mortgage, commercial and residential ...........    64,943,072     67,278,983
Installment .....................................    28,845,615     21,670,249
                                                   ------------   ------------
                                                    121,353,312    112,827,783
                                                   ============   ============
 Less deferred fees and costs, net ..............       144,502        171,802
                                                   ------------   ------------
                                                   $121,208,810   $112,655,981
                                                   ============   ============
Included in the above:
 Nonaccrual loans ...............................  $  1,462,831   $  1,017,453
                                                   ============   ============
 Restructured loans .............................  $    522,352   $    350,024
                                                   ============   ============

     At December 31, 1997, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $797,000 (all on a non-accrual basis). Included in this amount is $112,000 of impaired loans for which the related AFLL is

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) LOANS -- (Continued)

$112,000 and $685,000 of impaired loans that as a result of write-downs and collateral values do not have an AFLL. The average recorded investment in impaired loans during the year ended December 31, 1997 was approximately $810,000. For the year ended December 31, 1997, the Company recognized interest income on those impaired loans of $26,000, all of which was recognized using the cash basis method of income recognition.

     At December 31, 1996, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $919,000 (all on a non-accrual basis). Included in this amount is $53,000 of impaired loans for which the related AFLL is $53,000 and $866,000 of impaired loans that as a result of write-downs and collateral values do not have an AFLL. The average recorded investment in impaired loans during the year ended December 31, 1996 was approximately $1,016,000. For the year ended December 31, 1996, the Company recognized interest income on those impaired loans of $18,000, all of which was recognized using the cash basis method of income recognition.

     Interest income that would have been recorded on nonaccrual loans for the years ended December 31, 1997, 1996 and 1995 had they performed in accordance with the original terms throughout each of the periods amounted to approximately $161,000, $119,000 and $62,000, respectively. Actual interest income recorded on nonaccrual loans for the years ended December 31, 1997, 1996 and 1995 was $25,000, $23,000 and $41,000, respectively. Interest income on restructured loans included in the results of operations for each of the years amounted to approximately $53,000, $41,000 and $119,000, respectively.

     Loans at December 31, 1997 and 1996 include loans to officers and directors and their associates totaling approximately $1,103,000 and $1,801,000, respectively. During 1997, $787,000 in loans were disbursed to officers, directors and their associates and principal repayments of $1,485,000 were received on such loans.

     The Company, through its normal lending activity, originates and maintains loans receivable which are substantially concentrated in the Eastern region of North Carolina, where its offices are located. The Company's policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank and such changes could be significant.

     At December 31, 1997, $66,433,287, or 54.81%, of the Company's loan portfolio was composed of loans principally collateralized by liens on real estate. Of that amount, approximately $23,963,000, or 19.77%, represents loans collateralized by owner-occupied residential real estate.


(4) ALLOWANCE FOR POSSIBLE LOAN LOSSES

     An analysis of the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 follows:



                                                   1997          1996          1995
                                              ------------- ------------- -------------
Beginning balance ...........................  $2,400,000    $1,950,000    $1,900,000
Provision for possible loan losses ..........     353,513       496,914       515,066
Recoveries ..................................     100,838       218,843        83,433
Loans charged off ...........................    (194,351)     (265,757)     (548,499)
                                               ----------    ----------    ----------
Ending balance ..............................  $2,660,000    $2,400,000    $1,950,000
                                               ==========    ==========    ==========

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) PREMISES AND EQUIPMENT
     An analysis of premises and equipment at December 31, 1997 and 1996 follows:



                                                    ACCUMULATED   UNDEPRECIATED
                                        COST       DEPRECIATION       COST
                                   -------------- -------------- --------------
December 31, 1997:
 Land ............................  $ 1,177,138     $       --     $1,177,138
 Land improvements ...............      243,541        161,959         81,582
 Buildings .......................    5,270,762      1,535,891      3,734,871
 Furniture and equipment .........    4,201,127      2,928,435      1,272,692
                                    -----------     ----------     ----------
   Total .........................  $10,892,568     $4,626,285     $6,266,283
                                    ===========     ==========     ==========
December 31, 1996:
 Land ............................  $ 1,177,138     $       --     $1,177,138
 Land improvements ...............      220,103        198,869         21,234
 Buildings .......................    4,936,591      1,322,548      3,614,043
 Furniture and equipment .........    3,530,902      2,805,088        725,814
                                    -----------     ----------     ----------
   Total .........................  $ 9,864,734     $4,326,505     $5,538,229
                                    ===========     ==========     ==========

(6) INCOME TAXES

     The components of income tax expense (benefit) are as follows:



                                CURRENT      DEFERRED      TOTAL
                              ----------- ------------- -----------
Year ended December 31, 1997:
 Federal ....................  $660,700    $  (33,700)   $627,000
 State ......................    23,000            --      23,000
                               --------    ----------    --------
                               $683,700    $  (33,700)   $650,000
                               ========    ==========    ========
Year ended December 31, 1996:
 Federal ....................  $599,500    $ (128,500)   $471,000
 State ......................     4,000            --       4,000
                               --------    ----------    --------
                               $603,500    $ (128,500)   $475,000
                               ========    ==========    ========
Year ended December 31, 1995:
 Federal ....................  $420,000    $  (43,000)   $377,000
 State ......................     7,000            --       7,000
                               --------    ----------    --------
                               $427,000    $  (43,000)   $384,000
                               ========    ==========    ========

     Total income tax expense was less than the amount computed by applying the federal income tax rate of 34% to income before income taxes. The reasons for the difference were as follows:



                                                          YEARS ENDED DECEMBER 31,
                                                  -----------------------------------------
                                                       1997          1996          1995
                                                  ------------- ------------- -------------
Income taxes at statutory rate ..................  $  790,000    $  615,000    $  535,000
Increase (decrease) resulting from:
  Effect of non-taxable interest income .........    (187,000)     (179,000)     (163,000)
  Other, net ....................................      47,000        39,000        12,000
                                                   ----------    ----------    ----------
Applicable income taxes .........................  $  650,000    $  475,000    $  384,000
                                                   ==========    ==========    ==========

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) INCOME TAXES -- (Continued)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:



                                                   1997        1996
                                               ----------- -----------
Deferred tax assets:
  Allowance for possible loan losses .........  $680,000    $591,600
  Writedown of other real estate .............    78,000      60,400
  Postretirement benefits ....................   175,300     161,000
  Other ......................................     3,200      43,400
                                                --------    --------
   Total gross deferred tax assets ...........  $936,500    $856,400
                                                ========    ========


                                                                                   1997        1996
                                                                               ----------- -----------
Deferred tax liabilities:
  Bank premises and equipment, principally due to differences in depreciation   $245,400    $196,500
  Unrealized holding gains on securities available for sale ..................   158,000      52,000
  Other ......................................................................    22,000      24,500
                                                                                --------    --------
   Total gross deferred tax liabilities ......................................   425,400     273,000
                                                                                --------    --------
   Net deferred tax asset ....................................................  $511,100    $583,400
                                                                                ========    ========

     The Company has no valuation allowance at December 31, 1997 or 1996, because management has determined that it has sufficient taxable income in the carryback period to support the realizability of the net deferred tax asset.

     Income taxes paid during each of the three years ended December 31, 1997, 1996 and 1995 were $749,400, $534,100 and $382,300, respectively.


(7) RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS

     Net periodic pension cost for 1996 and 1995 for the Company's defined benefit pension plan consists of the following components:



                                                              1996         1995
                                                          ------------ ------------
Service cost-benefits earned during the period ..........  $      --    $      --
Interest cost on projected benefit obligation ...........     69,647      102,175
Actual return on plan assets ............................    (19,084)     (90,250)
Net amortization and deferral ...........................        629       63,075
Effect of change in PBGC rate ...........................     53,808           --
                                                           ---------    ---------
  Net periodic pension expense ..........................  $ 105,000    $  75,000
                                                           =========    =========

     In 1994, the Plan benefits were frozen in anticipation of a complete plan termination. The Company approved termination of the Plan in 1995. The Plan termination was approved by the Internal Revenue Service in 1996 and all Plan benefits were paid to participants.

     On June 1, 1994, the Company implemented a defined contribution 401(k) plan that covers all eligible employees. The Company matches employee contributions up to certain amounts as defined in the plan. Total expense related to this plan was $117,355, $100,588 and $100,993 in 1997, 1996 and
1995, respectively.

     The Company also has a postretirement benefit plan whereby the Company pays postretirement health care benefits for certain of its retirees that have met minimum age and service requirements. The Company adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions", as of January 1, 1995. The cumulative effect of this change in accounting for the Company's liability for postretirement benefits of $422,555 was determined as of January 1, 1995, and is reported separately in the 1995 statement of income, net of a deferred income tax benefit of $144,000.

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS -- (Continued)

     Net periodic postretirement benefit cost for 1997, 1996 and 1995 includes the following components:

                                                       1997      1996      1995
                                                    --------- --------- ---------
Service cost ......................................  $ 6,478   $ 4,832   $ 4,516
Interest cost .....................................   35,522    31,966    29,578
                                                     -------   -------   -------
Net periodic postretirement benefit cost ..........  $42,000   $36,798   $34,094
                                                     =======   =======   =======

     The following table presents the plan's funded status at December 31, 1997 and 1996:

                                                                  1997           1996
                                                             -------------- --------------
Accumulated postretirement benefit obligation "APBO"):
 Retirees ..................................................   $ (304,323)    $ (235,252)
 Other fully eligible active employees .....................           --        (70,362)
 Other active participants .................................     (145,172)      (158,910)
                                                               ----------     ----------
   Total accumulated benefit obligation ....................     (449,495)      (464,524)
Unrecognized gain on changes in acturarial assumptions .....      (66,145)        (9,116)
                                                               ----------     ----------
Plan assets at fair value ..................................           --             --
                                                               ----------     ----------
Accrued postretirement benefit cost ........................   $ (515,640)    $ (473,640)
                                                               ==========     ==========
Weighted average discount rate in determining APBO .........          7.0%           7.0%
Annual health care cost trend rate .........................          9.0            9.0
Ultimate medical trend rate ................................          8.0            8.0
Medical trend rate period (in years) .......................            5              5
Effect of 1% increase in assumed health care cost on:
 Service and interest cost .................................         16.4%          17.3%
 APBO ......................................................         15.0           15.7

(8) RELATED PARTY TRANSACTIONS

     The Company has banking transactions in the ordinary course of business with several of its directors and officers, and their associates. Such transactions are on the same terms as those prevailing at the time for comparable transactions with others. In the opinion of management, loans made to directors, officers and their associates do not involve more than the normal risk of collectibility or present any other unfavorable features (see note 3).

(9) DEPOSITS

     At December 31, 1997 and 1996, certificates of deposit of $100,000 or more amounted to approximately $19,503,067 and $17,835,000, respectively.

     For the years ended December 31, 1997, 1996 and 1995, interest expense on certificates of deposit of $100,000 or more amounted to approximately $1,057,000, $1,038,000 and $1,236,000, respectively.

     The Company made interest payments of $5,249,278, $4,903,660 and $4,906,909 during the years ended December 31, 1997, 1996 and 1995, respectively.

     Time deposit accounts as of December 31, 1997, mature in the following years and amounts: 1998 -- $77,864,727; 1999 -- $4,094,535; and 2000 --
$1,083,366.

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(10) LEASES
     The Company also has several noncancellable operating leases for three branch locations. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 1997 and 1996 was $69,758 and $25,000, respectively.

     Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are as follows:

      Year ending December 31,
       1998 ...................................  $ 65,797
       1999 ...................................    65,797
       2000 ...................................    61,147
       2001 ...................................    35,887
       2002 ...................................     9,879
       Thereafter .............................        --
                                                 --------
         Total minimum lease payments .........  $238,507
                                                 ========

(11) RESERVE REQUIREMENTS

     The aggregate net reserve balances maintained under the requirements of the Federal Reserve, which are noninterest bearing, were approximately $2,032,000 at December 31, 1997.

(12) COMMITMENTS AND CONTINGENCIES

     The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments included commitments to extend credit of $16,316,000 and standby letters of credit of $223,000, at December 31, 1997.

     The Company's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Company uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral obtained varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, real estate, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments and anticipates their funding from normal operations.


(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS -- (Continued)

     The following table presents the carrying values and estimated fair values of the Company's financial instruments at December 31, 1997 and 1996:



                                                     1997                          1996
                                         ----------------------------- -----------------------------
                                            CARRYING       ESTIMATED      CARRYING       ESTIMATED
                                              VALUE       FAIR VALUE        VALUE       FAIR VALUE
                                         -------------- -------------- -------------- --------------
Financial assets:
 Non-interest bearing deposits and cash   $  8,185,000   $  8,185,000   $  7,862,000   $  7,862,000
 Federal funds sold ....................     4,425,000      4,425,000      6,550,000      6,550,000
 Investment securities .................    47,120,000     47,120,000     34,589,000     34,589,000
 FHLB common stock .....................       503,000        503,000             --             --
 Net loans .............................   118,549,000    119,094,000    110,256,000    109,408,000
Financial liabilities:
 Deposits ..............................   170,909,000    171,137,000    151,336,000    151,426,000

     The estimated fair values of net loans and deposits at December 31 are based on cash flows discounted at market interest rates. The carrying values of other financial instruments, including various receivables and payables, approximate fair value.


(14) REGULATORY MATTERS

     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     The Bank, as a North Carolina chartered bank, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes
Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the Bank.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirments to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation ("FDIC") categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                       ECB BANCORP, INC. AND SUBSIDIARY
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(14) REGULATORY MATTERS -- (Continued)

     The Bank's actual capital amounts, in thousands, and ratios are presented in the following table:



                                                                                        TO BE WELL
                                                                                        CAPITALIZED
                                                                                       UNDER PROMPT
                                                                    FOR CAPITAL         CORRECTIVE
                                                ACTUAL             ADEQUACY PURPOSES   ACTION PROVISIONS
                                       ------------------------   ------------------- ------------------
                                         AMOUNT        RATIO           RATIO               RATIO
                                       ----------   ----------- ------------------- ------------------
As of December 31, 1997:
 Total Capital
   (to Risk Weighted Assets) .........  $16,973         13.66%         =>8.0%             =>10.00%
 Tier I Capital
   (to Risk Weighted Assets) .........  $15,406         12.40%         =>4.0%              =>6.00%
 Tier I Capital
   (to Average Assets) ...............  $15,406          8.53%         =>4.0%              =>5.00%
As of December 31, 1996:
 Total Capital
   (to Risk Weighted Assets) .........  $15,577         13.75%         =>8.0%             =>10.00%
 Tier I Capital
   (to Risk Weighted Assets) .........  $14,149         12.49%         =>4.0%               =>6.0%
 Tier I Capital
   (to Average Assets) ...............  $14,149          8.53%         =>4.0%              =>5.00%

     In May 1995, the Bank Insurance Fund ("BIF") of the FDIC reached its designated ratio of reserves to insured deposits (i.e., 1.25%). For this reason, the FDIC reduced the assessment rate applicable to BIF deposits in two stages, so that, beginning in 1996, the deposit insurance premiums for 92% of all BIF members in the highest capital and supervisory categories were set at $1,500 per year, regardless of deposit size. Beginning in 1997, BIF members were required to begin paying FICO-bond assessments in addition to the $1,500 annual assessment. The FICO bond assessment was $23,089 for the Company in 1997.


(15) SUBSEQUENT EVENTS

     On July 22, 1998, and pursuant to a charter amendment, the Bank effected a three-for-one stock split of the Bank's common stock increasing the number of shares of common stock from 593,418 to 1,780,254. Additionally, by way of the same charter amendment, the Bank increased the post-split par value of the common stock from $3.33 per share to $3.50 per share. In connection with the stock split and increase in par value, the Bank increased the capital surplus account in accordance with North Carolina General Statutes Section 53-88. All references to the number of common shares and per share amounts in the financial statements have been restated as appropriate to reflect the effect of the split, for all periods presented. Additionally, common stock, capital surplus, and retained earnings have been restated for all periods presented as appropriate to reflect the stock split, the increase in par value, and the increase in the capital surplus account.

     On July 22, 1998, the Bank was acquired by Bancorp which was newly-formed by the Bank on March 4, 1998, for the purpose of becoming the Bank's parent holding company. Each outstanding share of the Bank's common stock was exchanged for one share of Bancorp's common stock with the Bank becoming a wholly-owned subsidiary of Bancorp. Bancorp's primary purpose is to serve as the parent of the Bank. This transaction was accounted for in a manner similar to a pooling-of-interests whereby the historical book values of the Bank's accounts were combined with Bancorp's accounts on the date of the merger.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ECB BANCORP, INC.
                                          (Registrant)


Date: August 5, 1998                          By: /s/ Arthur H. Keeney, III
                                                  -----------------------------
                                                  Arthur H. Keeney, III
                                                  President and Chief Executive
                                                  Officer

                                  EXHIBIT INDEX


                                                              PAGE NO. IN
                                                              SEQUENTIAL
EXHIBIT NO.         EXHIBIT DESCRIPTION                    NUMBERING SYSTEM
-----------         -------------------                   ------------------
         2          Agreement and Plan or
                    Reorganization and Merger dated
                    March 10, 1998